FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER RESULTS

EPS up 9.6% to $1.26

MELVILLE, N.Y.  - February 13, 2013 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners, today reported record financial results for the quarter ended December 29, 2012.
The Company is on a 52/53 week fiscal year ending on the last Saturday in December, and 2011 had an extra selling week compared with 2012.  That extra selling week occurred in the fourth quarter of 2011.  In order to facilitate a more meaningful analysis, the Company has estimated the impact of the extra week on sales growth and is providing internal sales growth in local currencies excluding that extra week.
Net sales for the fourth quarter of 2012 were $2.4 billion, an increase of 2.9% compared with the fourth quarter of 2011.  This consisted of internal growth in local currencies of 6.0%, acquisition growth of 5.0% and decreases related to foreign currency exchange and the extra week of 0.6% and 7.5% respectively.
Net income attributable to Henry Schein, Inc. for the fourth quarter of 2012 was $112.5 million or $1.26 per diluted share, an increase of 7.4% and 9.6%, respectively, compared with the fourth quarter of 2011.
“Once again we believe we gained market share during the quarter in each of our business groups, driven by strong domestic results across the board and despite some challenges in certain overseas markets.  Profitability also was strong with growth in diluted EPS of approximately 10%, and we are pleased to be affirming EPS guidance for 2013,” commented Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
Global Dental sales of $1.3 billion declined 2.4%, and included internal growth in local currencies of 3.6%, acquisition growth of 2.6% and decreases related to foreign currency exchange and

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the extra week of 0.9% and 7.7% respectively.  Internal growth in local currencies of 3.6% included 7.0% growth in North America and a decline in International growth of 1.5%.
“We are delighted to report continued strength in North America Dental equipment with growth of 21.9% and overall growth in North America Dental of 7.0%.  While International Dental merchandise internal growth in local currencies was a healthy 2.2%, a decline in equipment sales of 9.2% reflects a cautious spending environment in much of Europe, particularly in Germany and the Netherlands, as well as in Australia,” commented Mr. Bergman. “In Germany, we believe that equipment sales were negatively impacted by the timing of the upcoming IDS show in Cologne.”  The company noted that all quoted sales growth rates are adjusted to exclude the impact of the extra week in 2011.
Global Animal Health sales of $611.2 million increased 16.1%, and included internal growth in local currencies of 10.6%, acquisition growth of 13.7% and decreases related to foreign currency exchange and the extra week of 0.3% and 7.9% respectively.  Internal growth in local currencies of 10.6% included 18.4% growth in North America and 3.1% International growth.
“We continued to gain market share in our Global Animal Health business during the fourth quarter with accelerated internal growth in North America, excluding the extra week, compared with the preceding quarter,” commented Mr. Bergman.  “Internal growth in local currencies in our International Animal Health business remained healthy, yet slowed somewhat primarily due to macroeconomic factors.”
Global Medical sales of $402.4 million increased 1.1%, and included internal growth in local currencies of 6.9%, acquisition growth of 1.4% and decreases related to foreign currency exchange and the extra week of 0.3% and 6.9% respectively.  Internal growth in local currencies of 6.9% included 7.2% growth in North America and 2.9% International growth.
“We are very pleased with the results from our Global Medical business, with growth in North America significantly higher than in the third quarter and International Medical returning to positive internal growth in local currencies, both excluding the impact of the extra week.  We sold approximately 1.4 million doses of influenza vaccine during the quarter, as expected, and sold approximately 8.3 million doses for the full year,” remarked Mr. Bergman.
Global Technology and Value-Added Services sales of $81.4 million increased 15.0%, and included internal growth in local currencies of 13.5%, acquisition growth of 6.5%, an increase related to foreign currency exchange of 0.2% and a decrease due to the extra week of 5.2%.  Internal growth in local currencies of 13.5% included 15.7% growth in North America and a decline in International growth of 1.0%.
“Technology and Value-Added Services sales growth accelerated during the quarter in North America, which represented nearly 90% of the group’s revenues, and included particular strength in

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recurring revenue streams on both the technology and financial services.  Our European technology business was impacted by continued macroeconomic issues,” commented Mr. Bergman.

Stock Repurchase Plan
The Company announced that it repurchased approximately 1.1 million shares of its common stock during the fourth quarter at an average price of $79.50 per share, or approximately $84.2 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was immaterial.  At the close of the fourth quarter, Henry Schein had $300 million authorized for future repurchases of its common stock.

2012 Annual Results
For 2012 net sales of $8.9 billion increased 4.8% compared with 2011.  This consisted of internal growth in local currencies of 5.1%, acquisition growth of 3.1% and decreases related to foreign currency exchange and the extra week of 1.9% and 1.5% respectively.
Net income attributable to Henry Schein, Inc. for 2012 was $388.1 million or $4.32 per diluted share.  Excluding restructuring costs of $15.2 million pre-tax or $0.12 per diluted share, net income attributable to Henry Schein, Inc. for 2012 was $398.6 million or $4.44 per diluted share, an increase of 8.4% and 11.8%, respectively, compared with 2011 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

Debt Refinancing
During 2013 the Company intends to refinance the debt of approximately $220 million related to the Butler Schein Animal Health transaction.  The refinancing is expected to reduce interest expense and to be accretive to EPS by $0.02 to $0.03 on an annualized basis.  The Company expects the refinancing to occur at the end of the first quarter of 2013.  As part of that refinancing, the Company expects to incur a one-time, non-cash charge of approximately $0.04 to $0.05 per diluted share.

2013 EPS Guidance
Henry Schein today affirmed 2013 financial guidance, as follows:

•	For 2013 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.81 to $4.91, which represents growth of 8% to 11% compared with 2012 results excluding restructuring costs.
•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. excludes the one-time, non-cash charge of approximately $0.04 to $0.05 per diluted share related to the refinancing of Butler Schein Animal Health debt, as discussed above.

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•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 15,000 Team Schein Members and serves more than 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company’s sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of
17 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements
In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent

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periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products;
our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)

Net sales	$2,408,438	$2,340,148	$8,939,967	$8,530,242
Cost of sales	1,744,943	1,687,559	6,432,454	6,112,187
Gross profit	663,495	652,589	2,507,513	2,418,055
Operating expenses:
Selling, general and administrative	482,153	489,216	1,873,360	1,835,906
Restructuring costs	-	-	15,192	-
Operating income	181,342	163,373	618,961	582,149
Other income (expense):
Interest income	3,172	3,638	13,394	15,593
Interest expense	(8,243)	(7,577)	(30,902)	(30,377)
Other, net	392	629	2,735	1,942
Income before taxes and equity in earnings (losses)
of affiliates	176,663	160,063	604,188	569,307
Income taxes	(54,108)	(49,458)	(187,858)	(180,212)
Equity in earnings (losses) of affiliates	(840)	5,216	7,058	15,561
Net income	121,715	115,821	423,388	404,656
Less: Net income attributable to noncontrolling interests	(9,248)	(11,091)	(35,312)	(36,995)
Net income attributable to Henry Schein, Inc.	$112,467	$104,730	$388,076	$367,661

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.29	$1.18	$4.44	$4.08
Diluted	$1.26	$1.15	$4.32	$3.97

Weighted-average common shares outstanding:
Basic	87,002	88,758	87,499	90,120
Diluted	89,284	91,242	89,823	92,620

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 29,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$122,080	$147,284
Accounts receivable, net of reserves of $75,240 and $65,853	1,015,194	888,248
Inventories, net	1,203,507	947,849
Deferred income taxes	64,049	54,970
Prepaid expenses and other	299,547	234,157
Total current assets	2,704,377	2,272,508
Property and equipment, net	273,458	262,088
Goodwill	1,601,046	1,497,108
Other intangibles, net	462,182	409,612
Investments and other	292,934	298,828
Total assets	$5,333,997	$4,740,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$787,658	$621,468
Bank credit lines	27,166	55,014
Current maturities of long-term debt	17,992	22,819
Accrued expenses:
Payroll and related	207,381	191,173
Taxes	132,774	121,234
Other	299,738	259,932
Total current liabilities	1,472,709	1,271,640
Long-term debt	488,121	363,524
Deferred income taxes	196,814	188,739
Other liabilities	125,314	80,568
Total liabilities	2,282,958	1,904,471

Redeemable noncontrolling interests	435,175	402,050
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
87,850,671 outstanding on December 29, 2012 and
89,928,082 outstanding on December 31, 2011	879	899
Additional paid-in capital	375,946	401,262
Retained earnings	2,183,905	2,007,477
Accumulated other comprehensive income	52,855	22,584
Total Henry Schein, Inc. stockholders' equity	2,613,585	2,432,222
Noncontrolling interests	2,279	1,401
Total stockholders' equity	2,615,864	2,433,623
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,333,997	$4,740,144

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$121,715	$115,821	$423,388	$404,656
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33,333	29,856	125,322	115,896
Stock-based compensation expense	5,446	10,887	37,313	36,932
Provision for losses on trade and other
accounts receivable	1,069	2,520	4,407	6,156
Provision for (benefit from) deferred income taxes	18,550	(6,491)	10,072	(19,319)
Stock issued to 401(k) plan	-	-	-	5,798
Equity in (earnings) losses of affiliates	840	(5,216)	(7,058)	(15,561)
Distributions from equity affiliates	5,202	4,725	14,499	14,883
Other	3,705	3,324	14,193	6,352
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	32,036	86,989	(73,925)	36,204
Inventories	(108,558)	(29,498)	(193,585)	(44,155)
Other current assets	(35,602)	8,044	(62,390)	(10,493)
Accounts payable and accrued expenses	121,925	56,865	115,863	17,276
Net cash provided by operating activities	199,661	277,826	408,099	554,625

Cash flows from investing activities:
Purchases of fixed assets	(18,303)	(12,629)	(51,237)	(45,176)
Payments for equity investments and business
acquisitions, net of cash acquired	(13,977)	(5,767)	(220,238)	(149,403)
Proceeds from sales of available-for-sale securities	3,200	150	9,225	2,600
Other	(3,224)	(2,263)	(7,354)	(1,243)
Net cash used in investing activities	(32,304)	(20,509)	(269,604)	(193,222)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(130,246)	14,917	(32,185)	13,316
Proceeds from issuance of long-term debt	50,000	-	155,132	3,101
Debt issuance costs	(78)	-	(1,482)	(2,847)
Principal payments for long-term debt	(2,505)	(9,066)	(40,722)	(33,722)
Proceeds from issuance of stock upon exercise
of stock options	28,712	4,269	72,485	34,519
Payments for repurchases of common stock	(84,194)	(67,527)	(299,883)	(200,002)
Excess tax benefits related to stock-based
compensation	7,176	1,340	17,819	8,765
Distributions to noncontrolling shareholders	(9,703)	(2,177)	(21,284)	(10,055)
Acquisitions of noncontrolling interests in
subsidiaries	(468)	(155,000)	(20,481)	(170,199)
Other	-	-	-	(90)
Net cash used in financing activities	(141,306)	(213,244)	(170,601)	(357,214)

Net change in cash and cash equivalents	26,051	44,073	(32,106)	4,189
Effect of exchange rate changes on cash and
cash equivalents	6,693	(3,661)	6,902	(7,253)
Cash and cash equivalents, beginning of period	89,336	106,872	147,284	150,348
Cash and cash equivalents, end of period	$122,080	$147,284	$122,080	$147,284

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A1 - QTD Sales

Henry Schein, Inc.
2012 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2012 over Q4 2011

Global	Q4 2012	Q4 2011	Total Sales Growth

Dental	$1,313,467	$1,345,289	-2.4%

Animal Health	611,179	526,217	16.1%

Medical	402,435	397,917	1.1%

Total Health Care Distribution	2,327,081	2,269,423	2.5%

Technology and value-added services	81,357	70,725	15.0%

Total Global	$2,408,438	$2,340,148	2.9%

North America	Q4 2012	Q4 2011	Total Sales Growth

Dental	$807,597	$813,378	-0.7%

Animal Health	281,592	255,858	10.1%

Medical	380,850	374,665	1.7%

Total Health Care Distribution	1,470,039	1,443,901	1.8%

Technology and value-added services	71,323	61,619	15.7%

Total North America	$1,541,362	$1,505,520	2.4%

International	Q4 2012	Q4 2011	Total Sales Growth

Dental	$505,870	$531,911	-4.9%

Animal Health	329,587	270,359	21.9%

Medical	21,585	23,252	-7.2%

Total Health Care Distribution	857,042	825,522	3.8%

Technology and value-added services	10,034	9,106	10.2%

Total International	$867,076	$834,628	3.9%

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Exhibit A1 - YTD Sales

Henry Schein, Inc.
2012 Fourth Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q4 2012 YTD over Q4 2011 YTD

Global	Q4 2012 YTD	Q4 2011 YTD	Total Sales Growth

Dental	$4,774,482	$4,764,898	0.2%

Animal Health	2,321,151	2,010,270	15.5%

Medical	1,560,921	1,504,454	3.8%

Total Health Care Distribution	8,656,554	8,279,622	4.6%

Technology and value-added services	283,413	250,620	13.1%

Total Global	$8,939,967	$8,530,242	4.8%

North America	Q4 2012 YTD	Q4 2011 YTD	Total Sales Growth

Dental	$2,960,129	$2,884,257	2.6%

Animal Health	1,122,273	993,182	13.0%

Medical	1,479,775	1,417,071	4.4%

Total Health Care Distribution	5,562,177	5,294,510	5.1%

Technology and value-added services	245,385	216,279	13.5%

Total North America	$5,807,562	$5,510,789	5.4%

International	Q4 2012 YTD	Q4 2011 YTD	Total Sales Growth

Dental	$1,814,353	$1,880,641	-3.5%

Animal Health	1,198,878	1,017,088	17.9%

Medical	81,146	87,383	-7.1%

Total Health Care Distribution	3,094,377	2,985,112	3.7%

Technology and value-added services	38,028	34,341	10.7%

Total International	$3,132,405	$3,019,453	3.7%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2012 Fourth Quarter
Sales Growth Rate Summary
(unaudited)

Q4 2012 over Q4 2011

Global	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	6.0%	3.6%	10.6%	6.9%	13.5%

Prior Year Extra Week Impact	-7.5%	-7.7%	-7.9%	-6.9%	-5.2%

Acquisitions	5.0%	2.6%	13.7%	1.4%	6.5%

Local Currency Sales Growth	3.5%	-1.5%	16.4%	1.4%	14.8%

Foreign Currency Exchange	-0.6%	-0.9%	-0.3%	-0.3%	0.2%

Total Sales Growth	2.9%	-2.4%	16.1%	1.1%	15.0%

Total sales growth excluding
influenza vaccine sales	2.9%			1.3%

Local currency internal sales growth
excluding influenza vaccine sales	6.1%			7.3%

North America	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	9.4%	7.0%	18.4%	7.2%	15.7%

Prior Year Extra Week Impact	-8.3%	-9.1%	-8.3%	-7.0%	-5.6%

Acquisitions	1.1%	1.1%	0.0%	1.5%	5.5%

Local Currency Sales Growth	2.2%	-1.0%	10.1%	1.7%	15.6%

Foreign Currency Exchange	0.2%	0.3%	0.0%	0.0%	0.1%

Total Sales Growth	2.4%	-0.7%	10.1%	1.7%	15.7%

Total sales growth excluding
influenza vaccine sales	2.4%			1.8%

Local currency internal sales growth
excluding influenza vaccine sales	9.5%			7.6%

International	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	0.1%	-1.5%	3.1%	2.9%	-1.0%

Prior Year Extra Week Impact	-6.2%	-5.7%	-7.3%	-6.2%	-3.1%

Acquisitions	12.0%	5.0%	26.7%	0.0%	12.9%

Local Currency Sales Growth	5.9%	-2.2%	22.5%	-3.3%	8.8%

Foreign Currency Exchange	-2.0%	-2.7%	-0.6%	-3.9%	1.4%

Total Sales Growth	3.9%	-4.9%	21.9%	-7.2%	10.2%

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Exhibit A2 - YTD Sales Growth

Henry Schein, Inc.
2012 Fourth Quarter Year to Date
Sales Growth Rate Summary
(unaudited)

Q4 2012 YTD over Q4 2011 YTD

Global	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	5.1%	2.8%	10.2%	4.8%	10.8%

Prior Year Extra Week Impact	-1.5%	-1.5%	-1.6%	-1.5%	-1.5%

Acquisitions	3.1%	1.2%	9.1%	0.9%	4.1%

Local Currency Sales Growth	6.7%	2.5%	17.7%	4.2%	13.4%

Foreign Currency Exchange	-1.9%	-2.3%	-2.2%	-0.4%	-0.3%

Total Sales Growth	4.8%	0.2%	15.5%	3.8%	13.1%

Total sales growth excluding
influenza vaccine sales	5.0%			4.8%

Local currency internal sales growth
excluding influenza vaccine sales	5.3%			5.9%

North America	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	6.5%	4.0%	15.0%	5.0%	12.0%

Prior Year Extra Week Impact	-1.8%	-2.0%	-2.0%	-1.5%	-1.7%

Acquisitions	0.8%	0.8%	0.0%	0.9%	3.2%

Local Currency Sales Growth	5.5%	2.8%	13.0%	4.4%	13.5%

Foreign Currency Exchange	-0.1%	-0.2%	0.0%	0.0%	0.0%

Total Sales Growth	5.4%	2.6%	13.0%	4.4%	13.5%

Total sales growth excluding
influenza vaccine sales	5.7%			5.6%

Local currency internal sales growth
excluding influenza vaccine sales	6.9%			6.2%

International	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	2.6%	1.1%	5.5%	1.1%	3.6%

Prior Year Extra Week Impact	-0.9%	-0.7%	-1.2%	-1.3%	-1.0%

Acquisitions	7.3%	1.8%	17.9%	0.0%	10.1%

Local Currency Sales Growth	9.0%	2.2%	22.2%	-0.2%	12.7%

Foreign Currency Exchange	-5.3%	-5.7%	-4.3%	-6.9%	-2.0%

Total Sales Growth	3.7%	-3.5%	17.9%	-7.1%	10.7%

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Exhibit B

Henry Schein, Inc.
2012 Fourth Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			YTD
			%			%
	2012	2011	Growth	2012	2011	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$112,467	$104,730	7.4%	$388,076	$367,661	5.6%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.26	$1.15	9.6%	$4.32	$3.97	8.8%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$-		$10,537	$-
Net Income attributable to Henry Schein, Inc.	$0	$0		$10,537	$0
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$0.00	$0.00		$0.12	$0.00

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$112,467	$104,730	7.4%	$398,613	$367,661	8.4%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.26	$1.15	9.6%	$4.44	$3.97	11.8%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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